UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    October 1, 2004

    First Community Corporation
(Exact Name of Registrant as Specified in Its Charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(IRS Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina (Address of Principal Executive Offices)	29072 (Zip Code)

    (803) 951-2265
(Registrant's Telephone Number, Including Area Code)

    N/A
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On October 1, 2004, First Community Corporation (“First Community”) consummated its acquisition of DutchFork Bancshares, Inc. (“DutchFork”) pursuant to the Agreement and Plan of Merger dated as of April 12, 2004 (the “Merger Agreement”). The merger was completed through the merger of DutchFork with and into First Community with First Community being the surviving corporation in the merger.

        Pursuant to the terms of the Merger Agreement, First Community issued a total of approximately 1,203,392 shares and paid a total of approximately $19,254,275 to former DutchFork shareholders. Under the terms of the Merger Agreement, 60% of the issued and outstanding shares of DutchFork common stock were exchanged for shares of First Community common stock and 40% of the issued and outstanding shares of DutchFork common stock were exchanged for cash. DutchFork shareholders who did not submit properly completed election forms within the required timeframe received 1.78125 shares of First Community common stock for each share of DutchFork stock. The press release issued by First Community announcing the consummation of the merger is attached as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (a)     Financial Statements of Business Acquired

                The required financial information will be filed by amendment to this report no later than December 17, 2004.

      (b)      Pro Forma Financial Information

The required pro forma financial information will be filed by amendment to this report no later than December 17, 2004.

      (c)      Exhibits: The following exhibits are filed as part of this report:

Exhibit
Number                  Description

2.1	Agreement and Plan of Merger by and between First Community Corporation and DutchFork Bancshares, Inc. dated April 12, 2004 (Incorporated by reference to First Community Corporation’s Current Report on Form 8-K filed on April 13, 2004)

99.1	Press Release dated October 5, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION
Dated: October 6, 2004	By: /s/ Joseph G. Sawyer
Joseph G. Sawyer Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number                Description

2.1	Agreement and Plan of Merger by and between First Community Corporation and DutchFork Bancshares, Inc. dated April 12, 2004 (Incorporated by reference to First Community Corporation’s Current Report on Form 8-K filed on April 13, 2004)

99.1	Press Release dated October 5, 2004